UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2011

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

	22 West Washington Street Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

(312) 696-6000 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Morningstar, Inc. with the U.S. Securities and Exchange Commission on May 18, 2011 (“Original Filing”). The sole purpose of this Amendment No. 1 is to disclose Morningstar’s decision as to how frequently it will conduct future shareholder votes on executive compensation. No other changes have been made to the Original Filing.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At Morningstar’s 2011 Annual Shareholders’ Meeting held on May 17, 2011, Morningstar’s shareholders voted on, among other matters, a proposal on the frequency of future shareholder votes on executive compensation. As previously reported by Morningstar, a frequency of every three years received the highest number of votes on the proposal. Based on these results, and consistent with Morningstar’s recommendation, Morningstar will conduct future shareholder votes on executive compensation once every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: September 6, 2011	By:	/s/ Richard E. Robbins
	Name:	Richard E. Robbins
	Title:	General Counsel and Corporate Secretary